Durham Jones & Pinegar, P.C. 111 East Broadway, Suite 900 P O Box 4050 Salt Lake City, Utah 84110 801.415.3000 801.415.3500 Fax www.djplaw.com

November 6, 2012

Board of Directors

PRIVILEGED WORLD TRAVEL CLUB, INC.

1 Blackfield Drive, Suite 185

Tiburon, California 94920

Re:

Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Privileged World Travel Club, Inc., a Delaware corporation (f/k/a APEX 4 Inc.) (the “Company”), in connection with the Registration Statement on Form S-1 of the Company (as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 6, 2012, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 910,056 shares of the Company’s common stock (the “Shares”) to be issued and sold by selling stockholders identified in the Registration Statement.

We have examined the Company's Certificate of Incorporation, as amended to date, and the Company's Bylaws, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of such certified or photostatic copies, and (iv) the legal competence of all persons who signed such documents.  We further assume that (a) the issuance, sale, amount, and terms of the Shares to be offered by the Selling Stockholders do not and will not result in a default under or breach of any instrument, document or agreement binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (b) for Shares represented by stock certificates (“Stock Certificates”), appropriate Stock Certificates representing the Shares were executed and delivered upon issuance and sale of any such Shares, and complied with the  Articles and Bylaws and applicable law; and (c) that all applicable consideration to be received by the Company in connection with the issuance of the Shares was in fact received, and that such consideration was deemed by the Board of Directors to be sufficient consideration.

We are opining herein as to the effect on the subject transaction only of the Delaware General Corporation Law, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other state, federal, or foreign laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon the foregoing, it is our opinion that the shares of common stock to be sold by the selling stockholders, when sold pursuant to the terms and conditions set forth in the Registration Statement, will be legally issued, fully paid, and non-assessable.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

PRIVILEGED WORLD TRAVEL CLUB, INC.

Board of Directors

November 6, 2012

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act (“Item 601”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601, and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Durham Jones & Pinegar, P.C.

/s/ Durham Jones & Pinegar, P.C.

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